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                                                                      EXHIBIT 99

                         FLORIDA GULFCOAST BANCORP, INC.

PROXY - Special Meeting of Stockholders - September 4, 1997

         The undersigned hereby appoint(s) William A. Dooley and Steven H. Judd, or any one of them, with full power of substitution, to represent the undersigned and to vote all shares of the undersigned at the Special Meeting of Florida Gulfcoast Bancorp, Inc. to be held at 5:30 p.m. Eastern Daylight Time, on Thursday, September 4, 1997, at 1549 Ringling Boulevard, Sarasota, Florida 34236, and any adjournment thereof.

                  To approve an Agreement and Plan of Reorganization and Plan of Merger and Merger Agreement dated as of May 21, 1997 whereby Florida Gulfcoast Bancorp, Inc. would be merged with a subsidiary of Provident Financial Group, Inc. and all shares of Common Stock of Florida Gulfcoast Bancorp, Inc. would be converted into Common Stock of Provident Financial Group, Inc.

         |_|      For          |_|      Against              |_|      Abstain

                  Any other business which may properly come before the meeting.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NONE OF THE CHOICES SPECIFIED IN THE PROPOSAL IS MARKED, THE PROXY IS AUTHORIZED AND DIRECTED TO VOTE FOR THE PROPOSAL.

Dated:
      -----------   -----------------------------   ---------------------------
                    (Signature of Stockholder)      (Signature of Stockholder)

Please sign exactly as name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or other official position or representative capacity, please give your title as such.

                                                  New Address
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(Place Mailing Label Here)                        -----------------------------